Exhibit 10.9

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made on the FIRST day of JANUARY in the year TWO THOUSAND AND SEVEN BETWEEN:

JOSE MATHEW MELETH of LORCRISUR 4-2A, MARBELLA 29670, SPAIN ("the Employee") AND

TALLY-HO VENTURES, INC., a company incorporated under the laws of the State of Delaware, with file number 3594839 and having its registered office at 3422 Old Capitol Trail Suite 584, Wilmington, New Castle 19808, Delaware, USA and having its administrative office at 115 Route D' Arlon, L-8311 Capellen, Luxembourg ("the Company"), AND

WITNESSETH:

WHEREAS, TALLY-HO VENTURES, INC. and its subsidiaries (together referred to as "the Company") are engaged in the business of providing investment advise to individuals and institutions; and

WHEREAS, the Company employs and desires to continue the employment of the Employee for the purpose of securing for the Company the experience, ability and services of the Employee; and

WHEREAS, the Company, its shareholders and management considers that the Employee has played a key role in establishment of a strong asset base and financial structure for the Company and continued employment of the Employee is a vital aspect for the successful operation of the Company; and

WHEREAS, the Employee desires to continue his present employment with the Company pursuant to the terms and conditions herein set forth, superseding all prior oral and written employment agreements and term sheets and letters between the Company, its subsidiaries and/or predecessors and Employee;

NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

I. DEFINITIONS

I. (a) In this agreement the following terms shall mean:

I. (a) (1) ACCRUED COMPENSATION means an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for business expenses incurred by the Employee on behalf of the Company, pursuant to the Company's expense reimbursement policy in effect at such time, (iii) car allowance, (iv) discretionary time and vacation pay, and (v) bonuses and incentive compensation earned and awarded prior to the Termination Date; I. (a)
(2) ASSOCIATED COMPANY means a subsidiary company or a holding company of the Company;

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I. (a) (3) BASE  SALARY  shall mean the  greater of the  Employee's  annual base compensation (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the ninety (90) days period prior to the Termination Date or a Change in Control, and shall include all amounts of his base compensation that are reported as income; provided however, Base Salary shall not include the bonus or any other payment contingent on performance. Base Salary shall be paid to the Employee in regular instalments on each of the Company's regular pay dates for executives.

I (a) (4) The BOARD means the board of directors of the Company;

I (a) (5) Unless otherwise specifically defined, the word DIRECTOR, for the purpose of this agreement, means a member of the Board who is duly empowered by the Board to represent the Company;

I (a) (6) DISABILITY shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties with the Company for a period of ninety (90) consecutive days, and the Employee has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as defined below).

I (a) (7) HOLIDAY YEAR means each calendar year from January to the following December;

I (a) (8) INCAPACITY means any injury, illness, or similar cause preventing the Employee from attending to his duties.

I (a) (9) NOTICE OF TERMINATION shall mean a written notice from the Company, or the Employee, of termination of the Employee's employment which indicates the specific termination provision in this Agreement relied upon, if any, and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated; A Notice of Termination served by the Company shall specify the effective date of termination.

I (a) (10) TERMINATION DATE shall mean (i) in the case of the Employee's death, his date of death; (ii) in the case of termination of employment after the expiration date, the last day of employment; and (iii) in all other cases, the date specified in the Notice of Termination; provided, however, if the Employee's employment is terminated by the Company for any reason except a cause as per Clause IX (a), the date specified in the Notice of Termination shall be at least ninety (90) days from the date the Notice of Termination, and provided further that in the case of Disability, the Employee shall not have returned to the full-time performance of his duties during such period of at least ninety
(90) days.

II. TERM OF APPOINTMENT

II (a) It shall be deemed that the term of employment as per this agreement has begun on the January 1, 2007 and the employment shall continue for an initial term of five (5) years which shall be automatically renewed for another term of two (2) years thereafter, unless either party gives to the other ninety (90) days notice terminating the employment if not earlier terminated in accordance with the provisions of Clause IX.

II (b) Any past period of employment prior to the date of commencement as per this agreement shall not be considered for calculating the initial term or subsequent term as per Clause II (a) or for any perquisites unless expressly provided otherwise.

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III. DUTIES

The Employee shall:

III (a) carry out the duties and use the powers given to him by the Board in his capacity as the positions held by him as per Clause III (b);

III (b) hold the positions of CHIEF FINANCIAL OFFICER, TREASURER, SENIOR VICE PRESIDENT AND COMPANY'S SECRETARY and any other powers conferred and or inferred by the General Corporation Law of State of Delaware;

III (c) for all purposes be considered as an authorised signatory of the Company and the relationship between the parties herein shall be that of employer and employee and during the term of the employment as per this agreement the Employee shall be an Officer of the Company;

III (d) have overall control of the management of finance and accounts of the Company and any Associated Company;

III (e) work during the working hours and further hours as are reasonably required for the proper discharge of his duties without additional payment;

III (f) devote the whole of his time to the business of the Company and any Associated Company unless prevented by incapacity;

III (g) promote and develop the business of the Company and any Associated Company and comply and conform to all reasonable requests and directions of the Board;

III (h) work anywhere in the world as the Board may reasonably require of him to perform his duties towards the Company and any Associated Company provided that if the Company requires the Employee to work at a place that necessitates a move for the proper performance of the Employees duties and powers, the Company shall pay all reasonable removal expenses of the move;

III (i) travel to any places of business for matters associated with business of the Company and any Associated Company; all such travel shall be at the sole cost and expense of the Company; all lodging and food costs incurred by Employee while travelling and/or conducting business at the Company's operational offices shall be paid by the Company;

III (j) accept any appointment as an officer of the Company and any Associated Company as the Board directs;

III (k) unless instructed otherwise, in good faith, make his best efforts to perform his duties and devote his attention to the affairs of the Company.

IV COMPENSATION

IV (a) The Company shall pay the Employee an annual salary of three hundred and thirty thousand US dollars ($330,000.00) by equal monthly instalments in arrears on the last day of each month. The salary shall accrue on a daily basis.

IV (b) The Board (or its Compensation Committee if one is in place at the time of such review) shall review the Employee's salary during the month of December of every year to revise the salary upwards subject to a minimum of 10% increase per year.

IV (c) In addition, the Company shall pay the Employee an annual bonus of 2.5% of net profits, as defined below, in respect of each of the Company's financial year during which it employs the Employee as an officer of the Company and such bonus shall be paid to the Employee by cash or by fully paid bonus shares of the Company each valued at the market price on the last day of the relevant financial year to which the bonus share belongs to.

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VI (d) The Company  shall issue to the  Employee,  as an  incentive  to join the company,  200,000  common stock shares,  which shares shall be restricted  under section 144 of the Securities Act 1933. The Employee hereby acknowledges the receipt of 200,000 shares as per this agreement.

IV (e) If the Employment as per this agreement continues for only part of the Company's financial year, the bonus will be calculated on a pro rata basis.

IV (f) The net  profit  figure is to be  calculated  as the net  profits  of the
Company  and  any  Associated   Company  before  the  deduction  of  income  and
corporation tax shown in the audited accounts adjusted by:

IV (f) (1) deducting an amount equivalent to the capital profits for the financial year;

IV (f) (2) adding the amount equivalent to the capital losses for the financial year and

IV (f) (3) adding the amount equivalent to the estimated bonus of the Employee calculated by the provisions of this Clause in preparing the audited accounts.

IV (g) The Company's auditors shall calculate the net profits and shall promptly report in writing to the Board (or to the Compensation Committee thereof if one is in place at the time of review).


IV (h) The auditors' calculation shall be binding on the Employee and the Company.

IV (i) The bonus shall be paid within 30 days after the date of the auditors report.

IV (j) The Company may deduct from the Employee's salary or bonus any money that the Employee owes to the Company.

IV (k) The Employee shall sign a receipt for any amount received from the Company on account of salary, bonus or re-imbursement or compensation.

IV (l) Any tax or levy that becomes due on the income of the Employee shall be the sole responsibility of the Employee and any tax deducted at source shall be considered as payments made to the Employee.

IV (m) Any unpaid part of the salary, bonus or other form of compensation shall become due on the date it became accrued and shall be accounted as a liability to the Employee in the accounts of the Company.

V. SICKNESS

V (a) If the Employee is absent from work due to incapacity, the Company shall continue to pay the Employee for a period of 6 weeks.

V (b) If the Employee receives any statutory sick pay or social security benefits while the Company continues to pay him, he shall either pay back such benefits to the Company or give credit to the Company for such money received.

V (c) If the Employee is absent from work due to an incapacity caused by the actionable negligence of another, the Employee shall notify the Board of the details. He shall include within any claim arising there from the money that the Company has paid to him by reason of the absence and pay to the Company any money recovered that represents the money paid to him by the Company for the absence.

VI. HOLIDAY ENTITLEMENT AND OTHER PERQUISITES

VI (a) The Employee may take in addition to the usual public and bank holidays six (6) weeks paid holiday in each holiday year.

VI (b) The Employee shall give four (4) weeks notice before taking any holiday entitlement and shall not take more than three consecutive weeks.

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VI (c) The Employee  shall not take holiday at times when it conflicts  with his duties under the Agreement.

VI (d) The Company shall not require that the Employee works on any bank or public holiday.

VI (e) Upon the termination of his employment, the Employee's accrued holiday entitlement will be calculated on a pro rata basis in respect of each completed month of service of the holiday year in which the employment terminates and the appropriate amount shall be paid to the Employee provided that he has taken no more than his accrued entitlement. If the Employee has taken more than his accrued entitlement, the Company may make an appropriate deduction from the Employee's final salary payment.

VI (f) The Company shall provide an automobile for the use of the Employee not to exceed a lease payment of one thousand US dollars ($1,000.00) per month plus pay Employee such amount of cash as is necessary to enable the Employee to pay all taxes and insurance associated with such automobile allowance. The Company shall reimburse Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by Employee on behalf of the Company upon presentation of suitable documentation. Upon termination of employment as per this agreement the Employee shall become the owner of the vehicle and shall become liable to pay the leases and taxes. In the event of the Employee opts to obtain an automobile with a higher lease payment than approved as per this Clause, payment by the Company over and above one thousand US dollars ($1,000.00) shall be deducted from the remuneration of the Employee.

VII. CONFIDENTIALITY

VII (a) The Employee shall not, at any time during or five (5) years after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing, computerized payroll, accounting and information business, personnel and/or employee leasing business of the Company and its subsidiaries, including information relating to any customer of the Company or pool of temporary employees, or any other non-public business information of the Company and/or its subsidiaries learned as a consequence of Employee's employment with the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company and at all times shall remain the property of the Company and that disclosure of any such information would cause substantial injury to the property of the Company. Trade secrets and confidential information shall cease to be trade secrets or confidential information, as applicable, at such time as such information becomes public other than through disclosure, directly or indirectly, by Employee in violation of this Agreement.

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VII (b) If the Board  makes a request and in any event upon the  termination  of the Agreement, the Employee shall surrender to the Company all proprietary information and all notes and memoranda related thereto together with any copies thereof that are in his possession and relate to the business of the Company and any Associated Company or any suppliers, agents, distributors, or customers acquired, received or made by the Employee at any time during the course of his employment.

VII (c) The Employee shall not without the prior written consent of the Board either directly or indirectly:

VII (c) (1) publish any opinion, fact or material;

VII (c) (2) deliver any lecture or address;

VII (c) (3) participate in the making of any film, radio, broadcast, or television transmission;

VII (c) (4) communicate with any journalist or other representative of the media in relation to the business or affairs of the Company and any Associated Company.

VIII. INTELLECTUAL PROPERTY

The Employee shall:

VIII (a) promptly disclose to the Company all copyright works, designs or patented works originated, conceived, written or made by him or in which he has participated with others when completed or in a marketable form;

VIII (b) shall hold all copyrights and patents (for purposes of this agreement, patent applications shall be included in the term patent or patents) in trust for the Company until such rights shall be fully and absolutely vested in the Company;

VIII (c) assigns to the Company by way of future assignment all design rights, copyrights, patents and other intellectual property rights (if any) for their full terms throughout the world in respect of all copyright works, designs or patentable works originated, written or made by the Employee;

VIII (d) unconditionally and irrevocably waives in favour of the Company any and all moral rights conferred on him by and copyright, designs and patent law for any work in which copyright, patent or design right is vested in the Company;

VIII (e) at the request and cost of the Company, do any and all things necessary or desirable to substantiate the rights of the Company under this Clause and in the event of his failure to do any such thing within seven days of the request the Employee hereby irrevocably authorises the Company to appoint some person in his name and on his behalf to execute any document and do all things necessary to give effect to the provisions in this Clause provided that nothing will not apply to those works originated, conceived, written or made by him wholly outside his normal working hours and which are wholly unconnected with his obligations under the Agreement.

IX. TERMINATION OF EMPLOYMENT

IX (a)   If the Employee:

IX (a) (1) is guilty of any gross default or misconduct in connection with or affecting the business of the Company and any Associated Company;

IX (a) (2) commits a serious breach or repeatedly breaches the terms of the Agreement;

IX (a) (3) is declared bankrupt or makes an arrangement or composition with his creditors or has an interim order made against him by any courts in any country where the Company has a place of business or legal presence;

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IX (a) (4) is  convicted  of any  arrestable  criminal  offence  (other  than an
offence  under  any  road  traffic   legislation  for  which  a  fine  or  other
non-custodial sentence was passed) under the laws of any jurisdiction where the Company has a place of business;

IX (a) (5) is disqualified from holding the office of Employee due to any mental illness;

IX (a) (6) is convicted of an offence under the Securities Act 1933, as amended, or the Securities Exchange Act of 1934, as amended, rules and regulations promulgated thereunder or under any other present or future statutory enactment or regulations relating thereto;

IX (a) (7) resigns as a director of the Company and any Associated Company other than at the request of the Board; the Company may terminate the employment of the Employee without notice or payment in lieu of notice.

IX (b) Upon the termination of the employment the Employee shall:

IX (b) (1) resign from all the offices held by the Employee on the basis of this Agreement and, in the event of his failure to do so, shall be deemed to have authorised the Company to appoint a person in his name and on his behalf to sign and deliver his resignation to the Company and any Associated Company of which he is a director or an officer; and

IX (b) (2) cease to represent or hold himself out as a director of the Company and any Associated Company or otherwise still connected with them.

IX (b) (3) however, sub-clause IX (c) (1) and (2) shall not be applicable to any independent consultancy agreement or services agreement between the Company or its subsidiaries and the Employee. Such agreements shall be administered as per the terms and conditions contained on such agreement.

IX (c) If the Company gives the Employee notice terminating the employment at any time during the initial term for a reason other than those specified in Clause IX (a), the Employee shall be entitled for a consolidated compensation in cash of 200% of the full remuneration for the rest of the initial term except any perquisites, allowances and future bonuses that he might have been eligible if his services were not terminated together with immediate eligibility to exercise share options (if any) as per Clause XII at the face value of such shares opted, and such compensation in cash and in shares based on exercise of options shall be the full and final settlement of the compensation for loss of employment, loss of future bonuses and any other losses of whatsoever nature due to termination of employment.

IX (d) If the Company terminates the services of the employee after the initial term but before the second term as per Clause II (a) by giving notice for non-renewal of the contract of employment which is otherwise automatically renewable for a term of two (2) years, the Employee shall be eligible for a consolidated compensation of one full year's salary as on the day of the termination and the Employee shall continue to be eligible for the 2.5% bonus as if he was continued in the employment for the full renewed term.

IX (e) In the event of the Employee terminates the employment, he shall not be eligible for any compensation and shall not be eligible for any future bonuses; but shall not be liable to indemnify the Company for any losses caused due to his departure, unless the Employee otherwise becomes liable on the basis of violation of any other Clauses contained herein. However, if the Employee terminates the employment due to the Change in Control or is due to the fact that any powers vested in him has been removed, such termination shall be considered as termination under Clause IX (c) and shall be eligible to receive all benefits as per that Clause.

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IX (f) Any  outstanding  liabilities  as per  Clause  IV (l)  together  with any compensation payable as per this Clause shall be paid with immediate effect upon termination of the employment by either party and any unpaid amount shall carry interest at the rate of 5% per annum.

IX (g) Either party is at liberty to set off any liabilities outstanding between them from the amounts that become outstanding as payable to the other party during or after the term of this agreement.

IX (h) In the event of violation by the Employee of any conditions contained herein, specifically as per Clauses VII and VIII or generally as per any other Clauses, any amount outstanding as payable to the Employee shall be forfeited as consolidated damages and the Employee shall not have any claims of whatsoever nature against the Company.

X. RESTRUCTURING

X (a) The Board has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control of the Company.

X (b) Changes in Control mean any of the following events:

X (b) (1) An acquisition, other than directly from the Company, of any voting securities of the Company, by any person immediately after which such person has beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act 1934, as amended, (the "Exchange Act")of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that in determining whether a Change in Control has occurred, voting securities which are acquired in a non-control acquisition shall not constitute an acquisition which would cause a Change in Control. A non-control acquisition shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (a) the Company or (b) any corporation or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company or Associated Company.

X (b) (2) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because a person gained beneficial ownership of more than the permitted amount of the outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by the person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by the person, then a Change in Control shall occur.

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X (b) (3) The individuals  who, as of the date this Agreement is approved by the
Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered and defined as a member of the Incumbent Board; and provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest, as described in Rule 14a-11 promulgated under the 1934 Act or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

X (b) (4) Approval by stockholders of the Company of:

X (b) (4) (i) A merger, consolidation or reorganization involving the Company, unless: (a) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization, (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and (c) no person other than the Company, any Subsidiary, any employee benefit plan or any trust forming a part thereof maintained by the Company, the Surviving Corporation or any Subsidiary becomes beneficial owner of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities as a result of such merger, consolidation or reorganization, a transaction described in Clauses (a) through (c) shall herein be referred to as a "Non-Control Transaction"; or

X (b) (4)  (ii)  An  agreement  for the  sale  or  other  disposition  of all or substantially all of the assets of the Company, to any Person, other than a transfer to a Subsidiary, in one transaction or a series of related transactions; or

X (b) (4) (iii) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

X (c) Notwithstanding anything contained in this Agreement to the contrary, if the Employee's employment is terminated prior to a Change in Control and the Employee reasonably demonstrates to the satisfaction of the Board there in place that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control, then for all purposes of this Agreement, the date of a Change in Control with respect to the Employee shall mean the date immediately prior to the date of such termination of the Employee's employment.

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X (d) In the event  that  within  ninety  (90) days of a Change  of  Control  as described in Clause X (b), (1) Employee is terminated, or (2) Employees status, title, position or responsibilities are materially reduced, the Company shall pay and/or provide to the Employee the consolidated compensation as per Clause IX (c) together with any accumulated compensation or liabilities outstanding as payable to the Employee and issue to the Employee freely tradable shares at the rate of $0.001 being face value of the shares subject to the condition that after issuing such shares, the total shareholding of the Employee shall not exceed five percent (5%) of the total number of the issued shares of the Company.

X (e) The Company shall not either through the Board or by a resolution of the shareholders materially alter any of the provisions of this Agreement without the written consent of the Employee and any such alteration shall be considered as termination of the employment as per Clause IX (c) or IX (d) and the Employee shall become eligible for the compensations as per the said Clauses.

XI. ARBITRATION

XI (a) Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Clauses VII and VIII hereof shall be settled through final and binding arbitration before a single arbitrator who is approved and licensed in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties. The venue of the arbitration shall be within the city of New York.

XII. STOCK OPTIONS

XII As an inducement to Employee to enter into this Agreement the Company hereby grants as of January 1, 2007, to Employee options to purchase shares of the Company's Common Stock of $.001 par value, as follows:

XII (a) The Company declares that the Employee is hereby granted options to purchase 400,000 shares of the Company's Common Stock as if such options were issued as of December 31, 2005 and an option to purchase additional 50,000 share options for every completed year during the term of the employment. Any options not exercised shall be accumulated until the end of the term and shall be available for exercise until the completion of 365 days from the last date of the term of this agreement and shall be lapsed on the following day.

XII (b) The exercise price of the option shall be the lowest price per share quoted in a recognized stock exchange during the calendar year immediately preceding the date of qualifying for the options. However, if this employment agreement is terminated as per Clause IX (c) or IX (d) or a change of management control occurred as per Clause X, the Employee shall be eligible to acquire all shares accumulated as per share options under Clause XII (a) at the face value of $0.001 per share subject to the restriction under Clause X (d) about the total shareholding by the employee upon issuance of such shares.

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

XII (c) The shares purchased by exercising options as of December 31, 2006 shall remain restricted from trading under Section 144 of the Securities Act 1933. The Options provided for herein are not transferable by Employee and shall be exercised only by Employee, or by his legal representative or executor. However, if this employment agreement is terminated as per Clause IX (c) or IX (d) or a change of management control occurred as per Clause X, all restrictions as per this clause shall become invalid and the shares acquired as per Clause XII (b) shall become freely tradable with immediate effect.

XIII. NON-COMPETITION

XIII. During the period of Employee's employment hereunder and during the period, if any, during which payments are required to be made to the Employee by the Company pursuant to Clause IX (c) and IX (d) the Employee shall not, within any state or foreign jurisdiction in which the Company or any subsidiary of the Company is then providing services or products or marketing its services or products or engaged in active discussions to provide such services, or within a one hundred (100) mile radius of any such state or foreign jurisdiction, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business engaged in by the Company unless the Board shall have authorized such activity and the Company shall have consented thereto in writing. The term "business engaged in by the Company" shall mean the principal or any associated business wherein the Company or any of its Associated Companies are actively involved in. Investments of less than five percent of the outstanding securities of any class of a corporation subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act shall not be prohibited by this Clause XIII. Employee's obligations under this Clause XIII arising after the termination of Employee shall be suspended during any period in which the Company fails to pay to him any amounts payable as per Clauses IX (c) and IX (d). The provisions of this Clause XIII are subject to the provisions of Clause XX of this Agreement.

XIV. INDEMNIFICATION

XIV. The Company shall indemnify and advance the costs of defence of the Employee and his legal representatives to the fullest extent required by the laws of the state of Delaware and the Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its Employee officers, against all judgments, damages, liabilities, costs, charges and expenses whatsoever incurred or sustained by him or his legal representative in connection with any action, suit or proceeding to which he or his legal representatives or other successors may be made a party by reason of his being or having been an officer of the Company or any of its subsidiaries except that the Company shall have no obligation to indemnify Employee for liabilities resulting from conduct of the Employee with respect to which a court of competent jurisdiction has made a final determination that Employee committed gross negligence or wilful misconduct.

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

XV. LITIGATION EXPENSES

XV. In the event of any litigation or other proceeding between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of the rights hereunder and such litigation or proceeding results in final judgment or order in favour of the Employee, which judgment or order is substantially inconsistent with the positions asserted by the Company in such litigation or proceeding, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses.

XVI. NON-SOLICITATION

XVI. During the period of Employee's employment with the Company and for eighteen (18) months thereafter, (a) the Employee will not directly or indirectly through another entity induce or otherwise attempt to influence any employee of the Company to leave the Company's employ and (b) the Employee will not directly or indirectly hire or cause to be hired or induce a third party to hire, any such employee unless the Board shall have authorized such employment and the Company shall have consented thereto in writing or in any way interfere with the relationship between the Company and any employee thereof and (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Company.

XVII. NOTICES

XVII. All notices under this Agreement shall be given in writing. Notices to the Company shall be sent to the address at which the principal place of business of the Company is located by registered post with acknowledgement due. Unless delivered to the Employee personally all notices to the Employee shall be addressed to the Employee's last known address by registered post with acknowledgment due. It shall be the responsibility of the Employee to notify the Company when he moves away from an address provided to the Company as the address for communication.

XVIII. CONSOLIDATION; MERGER; SALE OF ASSETS; CHANGE OF CONTROL.

XVIII. Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination provided that the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture or other entity, and this Agreement shall continue in full force and effect and shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

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

XIX. SURVIVAL OF OBLIGATIONS

XIX. Clauses VII, VIII, IX, XI, XII, XIII, XIV, XV, XVI, XVII, XX, XXI and XXIII shall survive the termination for any reason of this Agreement whether such termination is by the Company, by the Employee, upon the expiration of this Agreement or otherwise.

XX. EMPLOYEE'S REPRESENTATIONS

XX. The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which he is bound, (ii) the Employee is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms. The Employee hereby acknowledges and represents that he has consulted with legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

XXI. COMPANY'S REPRESENTATIONS

XXI. The Company hereby represents and warrants to the Employee that (i) the execution, delivery and performance of this Agreement by the Company do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

XXII. ENFORCEMENT.

XXII. Because the Employee's services are unique and because the Employee has access to confidential information concerning the Company, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company may, in addition to other rights and remedies existing in its favour, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).


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



XXIII. SEVERABILITY

XXIII. In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction; and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and the Employee each intend that the covenants contained in Clauses VII, VIII, XIII and XIV shall be deemed to be a series of separate covenants one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time, scope or area thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, scope or area, be enforced for such lesser period of time, scope or area as shall be deemed reasonable and not excessive by such court.

XXIV. ENTIRE AGREEMENT; AMENDMENT

XXIV. Except as otherwise set forth in this Agreement, this Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof and thereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

XXV. ASSIGNABILITY

XXV. This Agreement shall not be assignable by either party and shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, legal representatives, successors and assigns of the parties. In the event that all or substantially all of the business of the Company is sold or transferred, then this Agreement shall be binding on the transferee of the business of the Company whether or not this Agreement is expressly assigned to the transferee.



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



XXVI. GOVERNING LAW

XXVI. This agreement is intended to be construed on the basis of the general laws of the State of Delaware, wherever possible and any disputes that are not covered by the laws of State of Delaware shall be adjudicated as if such disputes were occurred in the State of Delaware.

XXVII. WAIVER AND FURTHER AGREEMENT.

XXVII. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

XXVIII. HEADINGS OF NO EFFECT.

XXVIII. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

This agreement contains fifteen (15) pages and is executed in duplicate with one original signed copy to each party.

IN WITNESS WHEREOF the Employee and Company's signatories on behalf of the Company have signed on the date mentioned above.


Signed by                      JOSE MATHEW MELETH
                               Employee



Signed by                      NIGEL MICHAEL GREGG
                               President & Chief Executive Officer
                               On behalf of the Company


                                       15